UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/23/2007

SHARPER IMAGE CORPORATION
(Exact name of registrant as specified in its charter)

Commission File Number:  0-15827

DELAWARE	94-2493558
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

350 THE EMBARCADERO, 6TH FLOOR
SAN FRANCISCO, CALIFORNIA 94105
(Address of principal executive offices, including zip code)

(415) 445-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 26, 2007, Sharper Image Corporation (the "Company") announced that Steven A. Lightman has been appointed as the Company's President and Chief Executive Officer, effective April 9, 2007. Mr. Lightman was also appointed to the Company's Board of Directors, subject to commencing his employment as Chief Executive Officer. Effective upon Mr. Lightman's appointment as Chief Executive Officer, Jerry W. Levin will step down as the Company's interim Chief Executive Officer, but will remain the Chairman of the Board of Directors.
Mr. Lightman, age 50, joins Sharper Image from Crosstown Traders, Inc., a direct marketer of apparel, food and gifts. Mr. Lightman was instrumental in forming Crosstown Traders in 2002 to purchase the apparel, food and gift catalogs that had been owned by Federated Department Stores and its Fingerhut subsidiary. Crosstown was acquired by Charming Shoppes, Inc. in 2005. Mr. Lightman served as President of Crosstown until January 2007. Before Crosstown, Mr. Lightman was Executive Vice President of Fingerhut Companies, one of the largest mail order businesses in the nation. He was named Executive Vice President in November 2000. Prior to this, Mr. Lightman was with Arizona Mail Order Company and became President in 1998, following its acquisition by Fingerhut. Mr. Lightman joined Arizona Mail Order in 1982.
On March 25, 2007, the Company entered into an employment agreement with Mr. Lightman for a term of three years from his start date. He will receive an initial annual base salary of $550,000 and reimbursement of certain expenses related to his relocation to the San Francisco area. He will be eligible to receive an annual incentive bonus, with a target bonus of 100% of his base salary with actual bonus to be based on achievement of performance goals set by the Board of Directors or Compensation Committee each year and the incentive bonus for the 2007 fiscal year prorated for the period he is actually employed. His minimum bonus for the 2007 fiscal year will be 50% of his salary paid during such year. He will receive options to purchase 450,000 shares of common stock, which will vest annually over 4 years and will have an exercise price equal to the fair market value of the Company's common stock on the date of grant.
If Mr. Lightman's employment is terminated by the Company without cause or he resigns from the Company for good reason (as defined in the employment agreement), he will receive an amount equal to 24 months base salary, the continuation of certain benefits for a period of 24 months and a prorated portion of his incentive bonus for the year in which his employment terminated.
The foregoing description of Mr. Lightman's employment agreement is qualified by reference to such agreement, a copy of which is filed as Exhibit 10.1 hereto.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On March 23, 2007, the Board of Directors of the Company adopted resolutions amending the Bylaws of the Company, effective immediately. The Bylaws were amended to provide that the Board of Directors may consist of up to ten directors.

Item 9.01.    Financial Statements and Exhibits

(c)        Exhibits.
                Exhibit No.                Description

3.2        Amendment No.1 to the Amended and Restated Bylaws of Sharper Image Corporation

10.1        Employment Agreement dated as of March 25, 2007 between Sharper Image Corporation and Steven Lightman

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPER IMAGE CORPORATION

Date: March 26, 2007	By:	/s/ Gary T. Chant
Gary T. Chant
Senior Vice President Human Resources

Exhibit Index

Exhibit No.	Description
EX-3.2	Amendment No.1 the Amended and Restated Bylaws of Sharper Image Corporation
EX-10.1	Employment Agreement dated as of March 25, 2007 between Sharper Image Corporation and Steven Lightman